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                                                                   EXHIBIT 10.43

                                 PROMISSORY NOTE

$250,000.00                              CAMBRIDGE, MASSACHUSETTS
                                         January 3, 2001

     FOR VALUE RECEIVED, the undersigned Paul Hamelin and Martha K. Hamelin (hereinafter, collectively, "Borrower") hereby promises to pay to the order of Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139 (hereinafter called the "Company") the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), together with interest on the outstanding principal balance at a fixed rate of 5.87% annually, in the manner set forth herein.

     Subject to the terms of this Note regarding acceleration of the repayment of the principal amount, the principal amount of this Note shall be repayable by the Borrower in four (4) equal annual instalments on the anniversary of the date of this note, or if such anniversary is not a business day then on the first business day thereafter, commencing January 3, 2002 with the final payment of all principal outstanding hereunder and accrued interest, if any, on January 3, 2005.

     The principal amount remaining from time to time unpaid and outstanding shall bear interest, both before and after the occurrence of an event of default and before and after judgement to the date of the repayment in full of the principal amount, at the rate specified above. Interest at such rate shall accrue daily and be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be, and shall be payable annually, in arrears, on the first anniversary of the date of this note commencing January 3, 2002, or if such anniversary is not a business day then on the first business day thereafter. Overdue interest shall bear interest at the same rate, calculated as aforesaid.

     The funds advanced to the Borrower hereunder shall be used by the Borrower exclusively for the purpose of acquiring the Property (as defined below) and for no other purpose.

     At the option of the Company all outstanding sums advanced to the Borrower pursuant to this Note shall become immediately due and payable, without notice or demand, upon the termination for any reason, including death, of the Borrower's employment with the Company or any of its subsidiaries. In the event of such termination, the Company shall have the right to set off any amounts which the Borrower owes the Company hereunder against any monies which the Company or any of its subsidiaries may owe to the Borrower, of any nature whatsoever, including without limitation, any compensation and any severance owed as an employee of the Company or any of its subsidiaries or any other benefit owed or held by the Borrower as an employee of the Company or any of its subsidiaries and the Borrower hereby agrees to and authorize any such setoff. For purposes of this paragraph and the following two paragraphs only, the term "Borrower" shall refer only to Paul Hamelin where the context so requires.

     The indebtedness evidenced by this Note is secured by a Mortgage on certain real estate located at 51 Nutmeg Lane, N. Andover, MA 01845 (the "Property") which Mortgage will be duly executed and delivered to the Company by the Borrower upon the Company's request, and the Borrower will obtain any consents necessary to secure such Mortgage. The Borrower represents, warrants and covenants that

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there will be no other liens on the Property except as reflected on Schedule 1 hereto. Reference is made to the Mortgage for additional rights of the Company to accelerate the indebtedness evidenced by this Note. This Note shall become immediately due and payable, without notice or demand, if the Borrower fails to execute and deliver such Mortgage as required herein and, in such event, the Company shall have the right to set off any amounts which the Borrower owes the Company hereunder against any monies which the Company or any of its subsidiaries may owe to the Borrower, of any nature whatsoever, including without limitation, any compensation and any severance owed as an employee of the Company or any of its subsidiaries or any other benefit owed or held by the Borrower as an employee of the Company or any of its subsidiaries and the Borrower hereby agrees to and authorizes any such setoff.

     If the payment of principal on this Note is not paid in accordance with the terms aforementioned, then this Note shall be deemed to be in default and (i) the Company shall have the right to set off any amounts which may be due to the Company hereunder or under the Mortgage from any monies which the Company may owe to the Borrower at any time, of any nature whatsoever, including without limitation, any compensation and any severance owed as an employee of the Company or any of its subsidiaries or any other benefit owed or held by the Borrower as an employee of the Company or any of its subsidiaries and the Borrower hereby agrees to and authorize any such setoff and (ii) if suit is brought to collect this Note and if foreclosure proceedings are instituted with respect to the Mortgages referred to herein, the Company shall be entitled to collect, in addition to any principal outstanding hereunder, all costs and expenses incurred by it in connection with such collection, to include, but not necessarily be limited to, attorneys' fees and expenses.

     The Borrower shall have the right to prepay the principal of this Note, in whole or in part, at any time or times, without penalty.

     Presentment, notice of dishonor and protest are hereby waived by the Borrower. This Note shall be binding upon the Borrower and the Borrower's heirs, executors, administrators and legal representatives.

     No delay or omission on the part of the Company in exercising any rights hereunder shall operate as a waiver of such rights or of any other right of the Company, nor shall any delay, omission or waiver on any one occasion be deemed as a bar to or waiver of the same or any other right on any future occasion. This Note may not be changed or terminated orally.

     All rights and obligations hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, and this Note is executed as, and shall have effect of, a sealed instrument.

     If any provision of this transaction is inconsistent with the laws and statutes of The Commonwealth of Massachusetts, the rest of the transaction shall not be affected, and that part that is not in accord with the said laws shall be adjusted to so comply.


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     IN WITNESS WHEREOF, the undersigned have executed this Note as an instrument under seal this third day of January, 2001.


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                                           /s/ PAUL HAMELIN
                                               Paul Hamelin


                                           /s/ MARTHA K. HAMELIN
                                               Martha K. Hamelin


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                                   SCHEDULE 1

                              Liens on the Property


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